UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025

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AIFEEX NEXUS ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

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Cayman Islands	001-42425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 W 9th St #859
Wilmington, DE 19801
(Address of principal executive offices)

302-235-3848
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-fifth of one Class A ordinary share	AIFEU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	AIFE	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fifth of one Class A ordinary share	AIFER	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed by Aifeex Nexus Acquisition Corporation (the “Company”) to amend the Company’s definitive proxy statement for the extraordinary general meeting of shareholders to be held on August 5, 2025 (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on July 17, 2025. The corrects a typo in the Proxy Statement referencing the record date pursuant to which shareholders are entitled to notice of and to vote at the meeting or any adjournment thereof. Proxy Statement, as filed, incorrectly stated the record date of the meeting was July 15, 2025. The correct record date of the meeting shall be July 10, 2025.

No other changes have been made to the Proxy Statement or to the matters to be considered by the shareholders. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

All references to the record date of the meeting in the Proxy Statement are hereby amended and restated to July 10, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aifeex Nexus Acquisition Corporation
/s/ William W. Snyder
	Name:	William W. Snyder
	Title:	Chief Executive Officer
Date: July 18, 2025

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